LEASE RENEWAL
between
SPRING WAY CENTER, LLC
and
REDPATH INTEGRATED PATHOLOGY, INC.
This constitutes a Two (2) Year lease renewal for office/lab space leased by Spring Way Center, LLC (Lessor) to RedPath Integrated Pathology, Inc. (Tenant).
Lessor has let unto Tenant and Tenant has hired from said Lessor all that office/lab space designated as the entire 3rd and 4th floors comprising approximately 20,000 gross square feet of floor space in a building situated at 2515 Liberty Avenue (Spring Way Center), Pittsburgh, Pennsylvania 15222 under the same terms and conditions as previous lease ending dated February 28, 2013 except:

1.	That the lease renewal term shall be Twenty-Four (24) months commencing on the First day of April, 2013 and to terminating on the Thirty First day of March, 2015.

2.
That said Tenant shall pay the total rent of Seven Hundred Thirty Six Thousand Dollars payable in monthly installments in advance of the first day of each and every month during the term aforesaid as follows:

a.	$30,666.67 monthly commencing April 1st, 2013 for a period of 24 months

3.
That rent is due and payable in monthly installments in advance and without notice, demand or set off; provided, that if said monthly rental is not paid on or before the 7th day of the month, a monthly penalty of Nine Hundred Dollars shall be due and payable as additional rent for each such month and every month that said rent is delinquent as outlined in Section 7 of the original lease dated 10/10/2007.

4.
All other terms and conditions of the prior lease arc included herein as though set forth in full, including but not limited to the provisions permitting for the proportional allocation of operating and real estate tax increases, the confession of judgment for rent and possession as though resigned by the execution hereof and the current Rules and Regulations, which are a part of the lease and a copy of which is appended hereto.

(Signature page follows)

(Tenant) REDPATH INTEGRATED PATHOLOGY, INC.

Attest/s/ James A. DelSignore James A. DelSignore	By/s/ Dennis M. Smith, Jr., M.D. 4/3/2013 Dennis M. Smith, Jr., M.D.Date President and CEO

(Lessor) SPRING WAY CENTER, LLC

Attest /s/ Warren [illegible] Agent for S.W.C.	By/s/[illegible] Date

THIS RENEWAL IS NOT BINDING UNLESS SIGNED BY THE OWNER.